                                    Exhibit 10(d)(d)(d)(d)

2023 AMENDMENT TO THE
HP INC. CASH ACCOUNT RESTORATION PLAN
Amended and restated as of January 1, 2005

    The HP Inc. Cash Account Restoration Plan, as amended and restated effective January 1, 2005, is hereby amended effective March 15, 2023, to provide that no portion of the special retirement incentive benefit provided under the HP Inc. 2023 U.S. Enhanced Early Retirement Program shall be paid from or taken into account under this Plan.

1. The third sentence of Section 1 of the Plan shall be restated as follows:

“The purpose of the Plan is to provide supplemental retirement benefits to certain employees that are not able to be provided under the HP Cash Account Pension Plan (the “CAPP”) due to the limits imposed by Section 415 and Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”), except as otherwise provided below with respect to the special retirement incentive benefit payable under the Hewlett-Packard Company 2012 U.S. Enhanced Early Retirement Program (“2012 EER Program”) or the HP Inc. 2023 U.S. Enhanced Early Retirement Program (“2023 EER Program”).”

2. Section 3(a) of the Plan shall be restated as follows:

“’Any individual who is a Participant in the CAPP and who is or was unable to receive the full contributions or benefits otherwise provided under the CAPP by reason of the limitations of Section 415 and Section 401(a)(17) of the Code shall automatically be a Participant in this Plan, except that the special retirement incentive available to an Employee who retired under the 2012 EER Program or the 2023 EER Program shall not be taken into account for this purpose.”

3. The first sentence of Section 4(b) of the Plan shall be restated as follows:

“Pay Credits in the amount not able to be credited to Participant accounts under the CAPP due to the limitations of Section 415 and Section 401(a)(17) of the Code shall be credited to the Accounts of those Participants who are currently accruing (or previously accrued) a benefit under the CAPP, except that neither Pay Credits nor Interest Credits shall be provided under this Plan with respect to the special retirement incentive provided to any Participant who retires under the 2012 EER Program or the 2023 EER Program.”

    This 2023 Amendment to the HP Inc. Cash Account Restoration Plan is hereby adopted this 27th day of March, 2023.

HP INC. PLAN COMMITTEE

By /s/ Elaine Beddome
    Elaine Beddome
    HP Inc. Plan Committee and
Global Head of Compensation, Benefits, and Employee Mobility
    HP Inc.